EXHIBIT A
AGREEMENT JOINT FILING OF SCHEDULE 13D
Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

April 20, 2011	GRANITE GLOBAL VENTURES (Q.P.) L.P. GRANITE GLOBAL VENTURES L.P.

	BY:	GRANITE GLOBAL VENTURES L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Hany M. Nada

Hany M. Nada Manager

April 20, 2011	GRANITE GLOBAL VENTURES III L.P. GGV III ENTREPRENEURS FUND L.P.

	BY:	GRANITE GLOBAL VENTURES III L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Hany M. Nada

Hany M. Nada Manager

April 20, 2011	GRANITE GLOBAL VENTURES L.L.C.

	By:	/s/ Hany M. Nada

Hany M. Nada Manager

April 20, 2011	GRANITE GLOBAL VENTURES III L.L.C.

	By:	/s/ Hany M. Nada

Hany M. Nada Manager

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Ray A. Rothrock

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Anthony Sun

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Scott B. Bonham

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Joel D. Kellman

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Thomas K. Ng

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Jixun Foo

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Glenn Solomon

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Jenny Lee

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Jessie Jin

April 20, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Fumin Zhuo